Exhibit 10.2

AMENDMENT TO

EMPLOYMENT CONTINUATION AGREEMENT

THIS AMENDMENT TO EMPLOYMENT CONTINUATION AGREEMENT (“Amendment”) is made and entered into April 5, 2006, by and between CHRISTOPHER & BANKS CORPORATION, a Delaware corporation (the “Company”) and JOSEPH E. PENNINGTON (“Pennington”).

WITNESSETH:

WHEREAS, Pennington and the Company are parties to that certain Executive Employment Agreement dated as of March 1, 2002, as amended on September 22, 2005 and April 5, 2006 (collectively, the “Employment Agreement”); and

WHEREAS, Pennington and the Company are parties to that certain Employment Continuation Agreement dated September 22, 2005 (the “Continuation Agreement”); and

WHEREAS, Pennington and the Company each wish to agree to terms of a continued employment with the Company for an extension to the specified period of service.

NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.                                       Recitals. The recitals set forth above are true and correct in every respect and are incorporated herein by reference.

2.                                       Resignations by Pennington. Section 2 of the Continuation Agreement is hereby deleted in full and replaced as follows:

“2.                               Resignations by Pennington. Effective as of the close of business on February 28, 2007, Pennington resigns from his position as Chief Executive Officer, and the Company hereby accepts this resignation. It is agreed that effective as of the close of business on February 27, 2007, Pennington has no further privileges, duties or obligations in such capacity.”

3.                                       Continuation of Employment and Termination of Employment Agreement. Section 3 of the Continuation Agreement is hereby deleted in full and replaced as follows:

“3.                               Continuation of Employment and Termination of Employment Agreement.

(a)                                  Effective as of the close of business on February 28, 2007, the parties agree that consistent with Section 2 of this Agreement, Pennington’s position with the Company as Chief Executive Officer, together with positions as officer and director of the Company’s subsidiaries, is terminated. Further, effective as of the close of business on February 28, 2007 and except as otherwise expressly provided for in this Agreement, the Employment Agreement is terminated and of no further force and effect and Pennington relinquishes any and all continuing rights and benefits he may have under the Employment Agreement. The close of business on February 28, 2007 shall be referred to as the “Effective Time” under this Agreement.

(b)                                 As provided in Section 7 of this Agreement, Pennington shall nevertheless continue as an employee of the Company in the capacity described below until the close of business on August 31, 2008 (the “Termination Date”). On the Termination Date, Pennington’s employment by the Company and its subsidiaries shall terminate and, except as otherwise required by applicable law or as provided for in this Agreement, Pennington relinquishes all remaining rights and benefits, if any, he may then have as an employee of the Company.”

4.                                       Consideration; Continuation of Compensation and Benefits. Section 4(a) of the Continuation Agreement is hereby deleted in full and replaced as follows:

“4.                               Consideration; Continuation of Compensation and Benefits.

(c)                                  From March 1, 2007 to the Termination Date (the “Employment Continuation Period”), so long as Pennington has not breached any of his obligations under this Agreement, Pennington shall receive an aggregate of $360,000, payable at those intervals as the Company pays its employees.”

5.                                       Stock Options. Exhibit A to the Continuation Agreement reflecting stock options to Pennington is hereby amended to include an additional grant of 18,000 options effective on February 7, 2006. Further, all outstanding stock options on Exhibit A, as amended, shall be exercisable in accordance with their respective terms and ending on November 28, 2008. If Pennington’s employment terminates prior to the Termination Date, (a) any options that are unvested shall cease to vest and (b) all options must be exercised within ninety days of such earlier termination date.

6.                                       Miscellaneous.

6.1                                 Governing Law. This Amendment is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to Minnesota’s conflicts of law rules.

6.2                                 Prior Agreements. This Amendment and the Continuation Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Amendment which are not set forth herein. Except as explicitly amended by this Amendment, all of the terms and conditions of the Continuation Agreement shall remain in full force and effect.

6.3                                 Amendments. No amendment or modification of this Amendment shall be deemed effective unless made in writing signed and delivered by the parties hereto.

6.4                                 Assignment. This Amendment shall not be assignable, in whole or in part, by either party without the written consent of the other party.

6.5                                 No Waiver. No term or condition of this Amendment shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Amendment, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.

6.6                                 Counterparts. This Amendment may be signed in counterparts, each of which, when executed and delivered, shall constitute one and the same instrument.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the dated first above written.

CHRISTOPHER & BANKS CORPORATION

By:	/s/Larry C. Barenbaum
Larry C. Barenbaum
Chairman

/s/ Joseph E. Pennington
Joseph E. Pennington